Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY ANNOUNCES SECOND QUARTER 2024 RESULTS

HOUSTON, TX (Business Wire) – August 8, 2024 – Vertex Energy, Inc. (NASDAQ:VTNR) ("Vertex" or the "Company"), a leading specialty refiner and marketer of high-quality refined products and renewable fuels, today announced its operational and financial results for the second quarter of 2024. The Company also updated its progress in the optimization of its hydrocracking capacity between conventional production and renewables production.

The Company will host a conference call to discuss second quarter 2024 results today, at 9:00 A.M. Eastern Time. Details regarding the conference call are included at the end of this release.

Highlights for the second quarter of 2024 and through the date of this press release include:

●	Secured new $15 million and $20 million loans, as previously disclosed, enhancing the Company’s liquidity;

●	Modified certain terms and conditions of the current term loan agreement and appointed Seth Bullock as Chief Restructuring Officer;

●	Continued safe operation of the Company’s Mobile, Alabama refinery (the “Mobile Refinery”) with second quarter 2024 conventional throughput of 67,758 barrels per day (bpd);

●	Reported net loss attributable to the Company of ($53.8) million, or ($0.58) per fully-diluted share;

●	Recorded Adjusted EBITDA of ($22.4) million driven by a 28% decrease in crack spreads compared to the first quarter of 2024;

●	Decreased selling, general and administrative expense by 6% compared to the first quarter of 2024 and by 12% compared to the second quarter of 2023; and

●	Completed running all renewable feedstock and began optimizing the Mobile Refinery hydrocracker capacity from renewable diesel to conventional fuels with expected contribution in Q4 2024.

Note: Schedules reconciling the Company’s generally accepted accounting principles in the United States (“GAAP”) and non-GAAP financial results, including Adjusted EBITDA and certain key performance indicators, are included later in this release (see also “Non-GAAP Financial Measures and Key Performance Indicators”, below).

Mr. Benjamin P. Cowart, Vertex’s Chief Executive Officer, stated, “We continued to demonstrate operational reliability for conventional refining and overall continued strong performance in safety. We saw a difficult crack spread environment driven by a weakening in gasoline and diesel demand in the second quarter that drove our Adjusted EBITDA lower. Consistent with the previously announced pause and pivot strategy, Vertex successfully processed the remaining inventories of renewable feedstock and safely decommissioned the hydrotreater out of renewable service. The Company also continued to manage expenses, seeing moderate reductions in capital and fixed costs across the business.”

“Given continued near-term EBITDA and liquidity constraints, the Company continues its pursuit of strategic pathways, considering alternatives and exploring financing pathways to maximize value. This includes working with our lenders to secure additional $15 and $20 million loans in June and July, as well as naming Seth Bullock as our Chief Restructuring Officer. Seth has significant experience in the industry and understands Vertex’s operational and financial capabilities very well. Seth is being brought in to assist Vertex in managing through a difficult macro-economic environment and providing additional expertise in liquidity management and performance improvement. We believe that continued support from our lenders is key to executing our strategic priorities which are focused on managing our liquidity position, reducing our operating costs, and improving margins.”

Mr. Cowart concluded, “We are focused on navigating through the recent lower crack spreads and continue to believe that the decision and execution to convert the hydrocracking unit to conventional fuels will help us toward accomplishing our strategic priorities for the second half of 2024 and into 2025.”

MOBILE REFINERY OPERATIONS

Total conventional throughput at the Mobile Refinery was 67,758 bpd in the second quarter of 2024. Total production of finished high-value, light products, such as gasoline, diesel, and jet fuel, represented approximately 64% of total production in the second quarter of 2024, flat with the first quarter of 2024, and in line with management’s original expectations, reflecting a continued solid yield at the Mobile conventional refining facility.

The Mobile Refinery’s conventional operations generated a gross profit of $6.4 million and $35.0 million of fuel gross margin (a key performance indicator (KPI) discussed below) or $5.67 per barrel during the second quarter of 2024, versus generating a gross profit of $37.5 million, and fuel gross margin of $73.6 million, or $12.63 per barrel in the first quarter of 2024. The decline in profit and margin was driven by a 28% decrease in crack spreads compared to the first quarter of 2024.

Total renewable throughput at the Mobile Renewable Diesel facility was 3,092 bpd in the second quarter of 2024. Total production of renewable diesel was 3,082 bpd reflecting a product yield of 99.7%.

The Mobile Renewable Diesel facility operations generated a gross loss of $(11.8) million and $4.5 million of fuel gross margin (a KPI discussed below) or $16.08 per barrel during the second quarter of 2024.

Renewable Business Pause and Pivot

As previously announced, Vertex is pausing renewable fuels production and redirecting the hydrocracking unit to conventional fuels and products. The Company had a previously planned catalyst and maintenance turnaround scheduled for 2024. It will use that planned turnaround to load conventional catalyst and bring the unit out of turnaround in conventional service. In addition, the total cost of about $10 million was previously budgeted as part of the planned catalyst and maintenance turnaround and does not represent a material change to our forecasted capital spend.

The Company has ceased renewable production and is on-schedule for the conversion of its Hydrocracker back to conventional service. This focus on the conventional business seeks to capture available margins in a more established market with an on-stream target of the fourth quarter of 2024.

Second Quarter 2024 Mobile Refinery Results Summary ($/millions unless otherwise noted)

Conventional Fuels Refinery	1Q24	2Q24	2024 YTD

Total Throughput (bpd)	64,065	67,758	65,911
Total Throughput (MMbbl)	5.83	6.17	12.00
Conventional Facility Capacity Utilization[1] (%)	85.4%	90.3%	87.88%

Direct Opex Per Barrel ($/bbl)	$2.75	$2.59	$2.67
Fuel Gross Margin ($/MM)	$73.6	$35.0	$108.60
Fuel Gross Margin Per Barrel ($/bbl)	$12.63	$5.67	$9.06

Production Yield
Gasoline (bpd)	14,678	15,642	15,160
% Production	22.9%	22.6%	22.7%
ULSD (bpd)	13,441	14,174	13,808
% Production	21.0%	20.4%	20.7%
Jet (bpd)	12,595	14,848	13,722
% Production	19.6%	21.4%	20.6%
Total Finished Fuel Products (bpd)	40,714	44,664	42,690
% Production	63.5%	64.4%	64.0%
Other[2] (bpd)	23,428	24,683	24,056
% Production	36.5%	35.6%	36.0%
Total Production (bpd)	64,142	69,347	66,746
Total Production (MMbbl)	5.84	6.31	12.15

Renewable Fuels Refinery	1Q24	2Q24	2024 YTD

Total Renewable Throughput (bpd)	4,090	3,092	3,591
Total Renewable Throughput (MMbbl)	0.37	0.28	0.65
Renewable Diesel Facility Capacity Utilization[3] (%)	51.1%	38.7%	44.9%

Direct Opex Per Barrel ($/bbl)	$25.20	$31.75	$28.03
Renewable Fuel Gross Margin	$3.8	$4.5	$8.4
Renewable Fuel Gross Margin Per Barrel ($/bbl)	$10.29	16.08	$12.78

Renewable Diesel Production (bpd)	4,003	3,082	3,543
Renewable Diesel Production (MMbbl)	0.36	0.28	0.64
Renewable Diesel Production Yield (%)	97.9%	99.7%	98.7%

1)  Assumes 75,000 barrels per day of conventional operational capacity 2) Other includes naphtha, intermediates, and LNG 3) Assumes 8,000 barrels per day of renewable fuels operational capacity

Second Quarter 2024 Financial Update

Vertex reported second quarter 2024 net loss attributable to the Company of ($53.8) million, or ($0.58) per fully-diluted share, versus net loss attributable to the Company of ($17.7) million, or ($0.19) per fully-diluted share for the first quarter of 2024. Adjusted EBITDA was $(22.4) million for the second quarter of 2024, compared to Adjusted EBITDA of $18.6 million in the first quarter of 2024. The reduction in quarter-over-quarter results was primarily driven by decreased crack spread pricing across all products.

Balance Sheet and Liquidity Update

As of June 30, 2024, Vertex had total debt outstanding of $303.8 million, including $15.2 million in 6.25% Senior Convertible Notes, $207.2 million outstanding on the Company’s Term Loan, finance lease obligations of $67.5 million, and $13.9 million in other obligations. The Company had total cash and cash equivalents of $18.9 million, including $0.1 million of restricted cash on the balance sheet as of June 30, 2024, for a net debt position of $284.9 million.

As previously disclosed, on July 24, 2024 the Company reached an agreement with its senior lenders to modify certain terms and conditions of the current term loan agreement and agreed to provide a term loan in the amount of $20 million. The new term loan provided an incremental $20.0 million in borrowings.

Vertex management continuously monitors current market conditions to assess expected cash generation and liquidity needs against its available cash position, using the forward crack spreads in the market. Additionally, the Company continues to evaluate strategic financial opportunities seeking further enhancements to its current liquidity position.

Management Outlook

All guidance presented below is current as of the time of this release and is subject to change. All prior financial guidance should no longer be relied upon.

Conventional Fuels	3Q 2024
Operational:	Low	High
Mobile Refinery Conventional Throughput Volume (Mbpd)	55.0	60.0
Capacity Utilization	73%	80%
Production Yield Profile:
Percentage Finished Products[1]	64%	68%
Intermediate & Other Products[2]	36%	32%

Financial Guidance:	Low	High
Direct Operating Expense ($/bbl)	$5.52	$6.02
Capital Expenditures ($/MM)	$15.00	$20.00

1.)	Finished products include gasoline, ULSD, and Jet A

2.)	Intermediate & Other products include Vacuum Gas Oil (VGO), Liquified Petroleum Gases (LPGs), and Vacuum Tower Bottoms (VTBs)

CONFERENCE CALL AND WEBCAST DETAILS

A conference call will be held today, August 8, 2024, at 9:00 A.M. Eastern Time to review the Company’s financial results, discuss recent events. An audio webcast of the conference call and accompanying presentation materials will also be available in the “Events and Presentation” section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, visit the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic: (888) 350-3870
International: (646) 960-0308

Conference ID: 8960754

A replay of the teleconference will be available in the “Events and Presentation” section of Vertex’s website at www.vertexenergy.com for up to one year following the conference call.

ABOUT VERTEX ENERGY

Vertex Energy is a leading energy transition company that specializes in producing high-purity refined fuels and products. Our innovative solutions are designed to enhance the performance of our customers and partners while also prioritizing sustainability, safety, and operational excellence. With a commitment to providing superior products and services, Vertex Energy is dedicated to shaping the future of the energy industry.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s projected Outlook for the third quarter of 2024, the costs associated with, and outcome of the Company’s plans to optimize conventional fuel and renewable diesel production moving forward; statements concerning: the Company’s engagement of BofA Securities, Inc., as previously disclosed; the review and evaluation of potential joint ventures, divestitures, acquisitions, mergers, business combinations, or other strategic transactions, the outcome of such review, and the impact on any such transactions, or the review thereof, and their impact on shareholder value; the process by which the Company engages in evaluation of strategic transactions; the Company’s ability to identify potential partners; the outcome of potential future strategic transactions and the terms thereof; potential restructuring of the Company, its operations, financials, debts and assets; the future production of the Company’s Mobile Refinery; anticipated and unforeseen events which could reduce future production at the refinery or delay future capital projects, and changes in commodity and credit values; throughput volumes, production rates, yields, operating expenses and capital expenditures at the Mobile Refinery; the ability of the Company to obtain low carbon fuel standard (LCFS) credits, and the amounts thereof; the need for additional capital in the future, including, but not limited to, in order to complete capital projects and satisfy liabilities, including to pay amounts owed under the Company’s outstanding term loan, the Company’s ability to raise such capital in the future, and the terms of such funding, including dilution caused thereby, and steps the Company may be required to take in the future if the Company is unable to raise additional capital, including potentially seeking bankruptcy protection; the timing of capital projects at the Company’s refinery located in Mobile, Alabama (the “Mobile Refinery”) and the outcome of such projects; the future production of the Mobile Refinery, including but not limited to, renewable diesel and conventional production and the breakdown between the two; estimated and actual production and costs associated with the renewable diesel capital project; estimated revenues, margins and expenses, over the course of the agreement with Idemitsu; anticipated and unforeseen events which could reduce future production at the Mobile Refinery or delay planned and future capital projects; changes in commodity and credits values; certain early termination rights associated with third party agreements and conditions precedent to such agreements; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertible notes; the Company’s ability to comply with required covenants under outstanding intermediation facilities, senior notes and a term loan and to pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; the Company’s ability to protect intellectual property and not infringe on others’ intellectual property; the Company’s ability to scale its business; the Company’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks; the Company’s ability to obtain and retain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation and interest rates on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or the Israel/Hamas conflict, changes in interest rates and inflation, and potential recessions; the Company’s ability to maintain relationships with partners; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low-carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; the Company’s ability to effectively manage growth; decreases in global demand for, and the price of, oil, due to inflation, recessions or other reasons, including declines in economic activity or global conflicts; expected and unexpected downtime at the Company’s facilities; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to planned and future divestitures, asset sales, joint ventures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROJECTIONS

The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this news release we also present certain non-U.S. GAAP financial measures and key performance indicators. Non-U.S. GAAP financial measures include Adjusted Gross Margin, Fuel Gross Margin and Adjusted EBITDA, for the Company’s Legacy Refining and Marketing segment, and the total Refining and Marketing segment, as a whole, and Net Long-Term Debt and Net Leverage(collectively, the “Non-U.S. GAAP Financial Measures”). Key performance indicators include Adjusted Gross Margin, Fuel Gross Margin and Adjusted EBITDA for Conventional, Renewable and the Mobile Refinery as a whole, and Fuel Gross Margin Per Barrel of Throughput and Adjusted Gross Margin Per Barrel of Throughput for Conventional, Renewable and the Mobile Refinery as a whole (collectively, the “KPIs”). EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA represents EBITDA from operations plus or minus unrealized gain or losses on hedging activities, Renewable Fuel Standard (RFS) costs (mainly related to Renewable Identification Numbers (RINs), and inventory adjustments, acquisition costs, gain on change in value of derivative warrant liability, environmental clean-up, stock-based compensation, (gain) loss on sale of assets, and certain other unusual or non-recurring charges included in selling, general, and administrative expenses. Adjusted Gross Margin is defined as gross profit (loss) plus or minus unrealized gain or losses on hedging activities and inventory valuation adjustments. Fuel Gross Margin is defined as Adjusted Gross Margin, plus production costs, operating expenses and depreciation attributable to cost of revenues and other non-fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, RFS costs (mainly related to RINs), fuel financing costs and other revenues and cost of sales items. Fuel Gross Margin Per Barrel of Throughput is calculated as fuel gross margin divided by total throughput barrels for the period presented. Operating Expenses Per Barrel of Throughput is defined as total operating expenses divided by total barrels of throughput. RIN Adjusted Fuel Gross Margin is defined as Fuel Gross Margin minus RIN expense divided by total barrels of throughput. RIN Adjusted Fuel Gross Margin Per Barrel of Throughput is calculated as RIN Adjusted Fuel Gross Margin divided by total throughput barrels for the period presented. Net Long-Term Debt is long-term debt and lease obligations, adjusted for unamortized discount and deferred financing costs, insurance premiums financed, less cash and cash equivalents and restricted cash, and various short-term notes including insurance premium financing. Net leverage is defined as Long-Term Debt divided by trailing twelve month Adjusted EBITDA.

Each of the Non-U.S. GAAP Financial Measures and KPIs are discussed in greater detail below. The (a) Non-U.S. GAAP Financial Measures are “non-U.S. GAAP financial measures”, and (b) the KPIs are, presented as supplemental measures of the Company’s performance. They are not presented in accordance with U.S. GAAP. We use the Non-U.S. GAAP Financial Measures and KPIs as supplements to U.S. GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related U.S. GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. The Non-U.S. GAAP Financial Measures and KPIs are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Non-U.S. GAAP financial information and KPIs similar to the Non-U.S. GAAP Financial Measures and KPIs are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The Non-U.S. GAAP Financial Measures and KPIs are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under U.S. GAAP. Some of these limitations are: the Non-U.S. GAAP Financial Measures and KPIs do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; the Non-GAAP Financial Measures and KPIs do not reflect changes in, or cash requirements for, working capital needs; the Non-GAAP Financial Measures and KPIs do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, the Non-U.S. GAAP Financial Measures and KPIs do not reflect any cash requirements for such replacements; the Non-U.S. GAAP Financial Measures and KPIs represent only a portion of our total operating results; and other companies in this industry may calculate the Non-U.S. GAAP Financial Measures and KPIs differently than we do, limiting their usefulness as a comparative measure. You should not consider the Non-U.S. GAAP Financial Measures and KPIs in isolation, or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-U.S. GAAP Financial Measures and KPIs to the most comparable U.S. GAAP measure below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-U.S. GAAP Financial Measures and KPIs in conjunction with the most directly comparable U.S. GAAP financial measure.

For more information on these non-GAAP financial measures and KPIs, please see the sections titled “Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput”, “Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations”, and “Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Net Leverage”, at the end of this release.

 VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(UNAUDITED)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$18,763	$76,967
Restricted cash	100	3,606
Accounts receivable, net	80,526	36,164
Inventory	126,319	182,120
Prepaid expenses and other current assets	50,613	53,174
Total current assets	276,321	352,031

Fixed assets, net	343,341	326,111
Finance lease right-of-use assets	62,519	64,499
Operating lease right-of use assets	76,370	96,394
Intangible assets, net	9,773	11,541
Other assets	4,044	4,048
TOTAL ASSETS	$772,368	$854,624

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$36,484	$75,004
Accrued expenses and other current liabilities	137,043	73,636
Finance lease liability-current	2,541	2,435
Operating lease liability-current	12,524	20,296
Current portion of long-term debt, net	197,235	16,362
Obligations under inventory financing agreements, net	108,728	141,093
Total current liabilities	494,555	328,826

Long-term debt, net	14,530	170,701
Finance lease liability-long-term	64,918	66,206
Operating lease liability-long-term	62,702	74,444
Deferred tax liabilities	2,776	2,776
Derivative warrant liability	1,961	9,907
Other liabilities	1,377	1,377
Total liabilities	642,819	654,237

EQUITY
Common stock, $0.001 par value per share; 750,000,000 shares authorized; 93,514,346 shares issued and outstanding at June 30, 2024 and December 31, 2023.	94	94
Additional paid-in capital	384,493	383,632
Accumulated deficit	(258,886)	(187,379)
Total Vertex Energy, Inc. shareholders' equity	125,701	196,347
Non-controlling interest	3,848	4,040
Total equity	129,549	200,387
TOTAL LIABILITIES AND EQUITY	$772,368	$854,624

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$750,061	$734,893	$1,445,387	$1,426,035
Cost of revenues (exclusive of depreciation and amortization shown separately below)	741,202	729,649	1,393,236	1,349,001
Depreciation and amortization attributable to costs of revenues	8,613	6,630	16,799	10,967
Gross profit (loss)	246	(1,386)	35,352	66,067

Operating expenses:
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately below)	37,441	42,636	77,223	84,578
Depreciation and amortization attributable to operating expenses	1,125	1,028	2,229	2,044
Total operating expenses	38,566	43,664	79,452	86,622
Loss from operations	(38,320)	(45,050)	(44,100)	(20,555)
Other income (expense):
Other income (expenses)	520	(496)	(529)	1,156
Gain on change in value of derivative warrant liability	1,680	9,600	8,338	415
Interest expense	(17,725)	(77,536)	(35,408)	(90,013)
Total other expense	(15,525)	(68,432)	(27,599)	(88,442)
Loss from continuing operations before income tax	(53,845)	(113,482)	(71,699)	(108,997)
Income tax expense	—	28,688	—	27,676
Loss from continuing operations	(53,845)	(84,794)	(71,699)	(81,321)
Income from discontinued operations, net of tax (see note 22)	—	3,340	—	53,680
Net loss	(53,845)	(81,454)	(71,699)	(27,641)
Net loss attributable to non-controlling interest from continuing operations	(72)	(53)	(192)	(103)
Net loss attributable to Vertex Energy, Inc.	$(53,773)	$(81,401)	$(71,507)	$(27,538)

Net income loss attributable to common shareholders from continuing operations	$(53,773)	$(84,741)	$(71,507)	$(81,218)
Net income attributable to common shareholders from discontinued operations, net of tax	—	3,340	—	53,680
Net loss attributable to common shareholders	$(53,773)	$(81,401)	$(71,507)	$(27,538)

Basic loss per common share
Continuing operations	$(0.58)	$(1.07)	$(0.76)	$(1.05)
Discontinued operations, net of tax	—	0.03	—	0.69
Basic loss per common share	$(0.58)	$(1.04)	$(0.76)	$(0.36)

Diluted income (loss) per common share
Continuing operations	$(0.58)	$(1.07)	$(0.76)	$(1.05)
Discontinued operations, net of tax	—	0.03	—	0.69
Diluted income (loss) per common share	$(0.58)	$(1.04)	$(0.76)	$(0.36)

Shares used in computing earnings per share
Basic	93,514	79,519	93,514	77,615
Diluted	93,514	79,519	93,514	77,615

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(in thousands, except par value)

(UNAUDITED)

Six Months Ended June 30, 2024
	Common Stock		Additional Paid-In	Accumulated	Non- controlling
	Shares	$0.001 Par	Capital	Deficit	Interest	Total Equity
Balance on January 1, 2024	93,515	$94	$383,632	$(187,379)	$4,040	$200,387
Stock based compensation expense	—	—	431	—	—	431
Net loss	—	—	—	(17,734)	(120)	(17,854)
Balance on March 31, 2024	93,515	94	384,063	(205,113)	3,920	182,964
Stock based compensation expense	—	—	430	—	—	430
Net loss	—	—	—	(53,773)	(72)	(53,845)
Balance on June 30, 2024	93,515	$94	$384,493	$(258,886)	$3,848	$129,549

Six Months Ended June 30, 2023
	Common Stock		Additional Paid-In	Accumulated	Non- controlling
	Shares	$0.001 Par	Capital	Deficit	Interest	Total Equity
Balance on January 1, 2023	75,670	$76	$279,552	$(115,893)	$1,685	$165,420
Exercise of options	166	—	209	—	—	209
Stock based compensation expense	—	—	365	—	—	365
Non-controlling shareholder contribution	—	—	—	—	980	980
Net income (loss)	—	—	—	53,863	(50)	53,813
Balance on March 31, 2023	75,836	76	280,126	(62,030)	2,615	220,787
Exercise of options	195	—	169	—	—	169
Stock based compensation expense	—	—	368	—	—	368
Non-controlling shareholder contribution	—	—	—	—	490	490
Senior Note converted	17,206	17	101,113	—	—	101,130
Net income (loss)	—	—	—	(81,401)	(53)	(81,454)
Balance on June 30, 2023	93,237	$93	$381,776	$(143,431)	$3,052	$241,490

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

	Six Months Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities
Net loss	$(71,699)	$(27,641)
Income from discontinued operations, net of tax	—	53,680
Loss from continuing operations	(71,699)	(81,321)
Adjustments to reconcile loss from continuing operations to cash used in operating activities from continuing operations
Stock based compensation expense	861	733
Depreciation and amortization	19,028	13,011
Deferred income tax expense	—	(27,676)
Loss on lease modification	35	—
Loss (gain) on sale of assets	684	(2)
Increase (decrease) in allowance for credit losses	(704)	93
Decrease in fair value of derivative warrant liability	(8,338)	(415)
Loss on commodity derivative contracts	1,551	2,123
Net cash settlements on commodity derivatives contracts	(1,547)	1,269
Amortization of debt discount and deferred costs	9,416	70,948
Changes in operating assets and liabilities
Accounts receivable and other receivables	(43,658)	(18,589)
Inventory	55,801	(80,199)
Prepaid expenses and other current assets	3,001	(16,546)
Accounts payable	(38,518)	20,376
Accrued expenses	53,183	5,932
Right-of use operating lease liabilities change	475	—
Other assets	4	(1,090)
Net cash used in operating activities from continuing operations	(20,425)	(111,353)
Cash flows from investing activities
Software purchase	—	(2,500)
Purchase of fixed assets	(25,996)	(105,344)
Proceeds from sale of discontinued operations	—	92,034
Proceeds from sale of fixed assets	2,584	5
Net cash used in investing activities from continuing operations	(23,412)	(15,805)
Cash flows from financing activities
Payments on finance leases	(1,187)	(908)
Proceeds from exercise of options and warrants to common stock	—	378
Contributions received from noncontrolling interest	—	1,470
Net change on inventory financing agreements	(32,615)	43,657
Proceeds from note payable	28,997	13,081
Payments on note payable	(13,068)	(24,422)
Net cash provided by (used in) financing activities from continuing operations	(17,873)	33,256

Discontinued operations:
Net cash used in operating activities	—	(150)
Net cash used in discontinued operations	—	(150)

Net decrease in cash, cash equivalents and restricted cash	(61,710)	(94,052)
Cash, cash equivalents, and restricted cash at beginning of the period	80,573	146,187
Cash, cash equivalents, and restricted cash at end of period	$18,863	$52,135

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

(Continued)

	Six Months Ended
	June 30, 2024	June 30, 2023

Cash and cash equivalents	$18,763	$48,532
Restricted cash	100	3,603
Cash and cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$18,863	$52,135

SUPPLEMENTAL INFORMATION
Cash paid for interest	$27,772	$24,755
Cash paid for taxes	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Warrants issued with debt	$(392)	$—
Conversion of Convertible Senior Notes to common stock	$—	$79,948
ROU assets obtained from new finance leases	$16	$23,990
ROU assets obtained from new operating leases	$1,084	$38,945
ROU assets disposed under operating leases	$(9,747)	$—

Unaudited segment information for the three and six months ended June 30, 2024 and 2023 is as follows (in thousands):

	Three Months Ended June 30, 2024
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$707,622	$26,682	$(1,892)	$732,412
Re-refined products	4,877	5,346	—	10,223
Services	4,504	2,922	—	7,426
Total revenues	717,003	34,950	(1,892)	750,061
Cost of revenues (exclusive of depreciation and amortization shown separately below)	714,003	29,091	(1,892)	741,202
Depreciation and amortization attributable to costs of revenues	6,945	1,668	—	8,613
Gross profit (loss)	(3,945)	4,191	—	246
Selling, general and administrative expenses	25,457	5,327	6,657	37,441
Depreciation and amortization attributable to operating expenses	815	72	238	1,125
Loss from operations	(30,217)	(1,208)	(6,895)	(38,320)
Other income (expenses)
Other income (expense)	—	(56)	576	520
Gain on change in derivative liability	—	—	1,680	1,680
Interest expense	(5,353)	(141)	(12,231)	(17,725)
Total other expense	(5,353)	(197)	(9,975)	(15,525)
Loss from continuing operations before income tax	$(35,570)	$(1,405)	$(16,870)	$(53,845)

Capital expenditures	$9,102	$2,168	$—	$11,270

	Three Months Ended June 30, 2023
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$702,606	$21,797	$(2,411)	$721,992
Re-refined products	5,011	3,536	—	8,547
Services	3,802	552	—	4,354
Total revenues	711,419	25,885	(2,411)	734,893
Cost of revenues (exclusive of depreciation and amortization shown separately below)	710,958	23,263	(4,572)	729,649
Depreciation and amortization attributable to costs of revenues	5,568	1,062	—	6,630
Gross profit (loss)	(5,107)	1,560	2,161	(1,386)
Selling, general and administrative expenses	32,969	4,504	5,163	42,636
Depreciation and amortization attributable to operating expenses	822	38	168	1,028
Loss from operations	(38,898)	(2,982)	(3,170)	(45,050)
Other income (expenses)
Other income (expense)	—	(499)	3	(496)
Loss on change in derivative liability	—	—	9,600	9,600
Interest expense	(4,529)	(28)	(72,979)	(77,536)
Total other expense	(4,529)	(527)	(63,376)	(68,432)
Loss from continuing operations before income tax	$(43,427)	$(3,509)	$(66,546)	$(113,482)

Capital expenditures	$27,762	$2,827	$—	$30,589

	Six Months Ended June 30, 2024
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$1,358,381	$58,406	$(2,914)	$1,413,873
Re-refined products	8,744	10,561	—	19,305
Services	7,585	4,624	—	12,209
Total revenues	1,374,710	73,591	(2,914)	1,445,387
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,336,978	59,172	(2,914)	1,393,236
Depreciation and amortization attributable to costs of revenues	13,485	3,314	—	16,799
Gross profit	24,247	11,105	—	35,352
Selling, general and administrative expenses	51,604	10,724	14,895	77,223
Depreciation and amortization attributable to operating expenses	1,608	144	477	2,229
Income (loss) from operations	(28,965)	237	(15,372)	(44,100)
Other income (expenses)
Other income (expense)	(685)	(415)	571	(529)
Gain on change in derivative liability	—	—	8,338	8,338
Interest expense	(10,100)	(237)	(25,071)	(35,408)
Total other expense	(10,785)	(652)	(16,162)	(27,599)
Loss from continuing operations before income tax	$(39,750)	$(415)	$(31,534)	$(71,699)

Capital expenditures	$20,401	$5,595	$—	$25,996

	Six Months Ended June 30, 2023
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$1,356,166	$51,220	$(5,143)	$1,402,243
Re-refined products	8,847	7,947	—	16,794
Services	5,734	1,264	—	6,998
Total revenues	1,370,747	60,431	(5,143)	1,426,035
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,300,770	53,681	(5,450)	1,349,001
Depreciation and amortization attributable to costs of revenues	8,862	2,105	—	10,967
Gross profit	61,115	4,645	307	66,067
Selling, general and administrative expenses	59,455	9,303	15,820	84,578
Depreciation and amortization attributable to operating expenses	1,630	76	338	2,044
Income (loss) from operations	30	(4,734)	(15,851)	(20,555)
Other income (expenses)
Other income	—	1,156	—	1,156
Loss on change in derivative liability	—	—	415	415
Interest expense	(8,405)	(85)	(81,523)	(90,013)
Total other income (expense)	(8,405)	1,071	(81,108)	(88,442)
Loss from continuing operations before income tax	$(8,375)	$(3,663)	$(96,959)	$(108,997)

Capital expenditures	$97,670	$7,674	$—	$105,344

Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput.

Three Months Ended June 30, 2024
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$6,407	$(11,847)	$(5,440)
Unrealized (gain) loss on hedging activities	353	(302)	51
Inventory valuation adjustments	3,233	2,524	5,757
Adjusted gross margin	$9,993	$(9,625)	$368
Variable production costs attributable to cost of revenues	19,671	12,182	31,853
Depreciation and amortization attributable to cost of revenues	2,960	3,933	6,893
RINs	9,099	—	9,099
Realized (gain) loss on hedging activities	(56)	158	102
Financing costs	(4,397)	85	(4,312)
Other revenues	(2,296)	(2,208)	(4,504)
Fuel gross margin	$34,974	$4,525	$39,499
Throughput (bpd)	67,758	3,092	70,850
Fuel gross margin per barrel of throughput	$5.67	$16.08	$6.13
Total OPEX	$15,942	$8,934	$24,876
Operating expenses per barrel of throughput	$2.59	$31.75	$3.86

Three Months Ended March 31, 2024
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$37,508	$(10,462)	$27,046
Unrealized (gain) loss on hedging activities	(555)	934	379
Inventory valuation adjustments	9,657	4,592	14,249
Adjusted gross margin	$46,610	$(4,936)	$41,674
Variable production costs attributable to cost of revenues	25,651	6,846	32,497
Depreciation and amortization attributable to cost of revenues	2,558	3,932	6,490
RINs	(857)	—	(857)
Realized (gain) loss on hedging activities	2,577	(1,783)	794
Financing costs	(172)	132	(40)
Other revenues	(2,719)	(362)	(3,081)
Fuel gross margin	$73,648	$3,829	$77,477
Throughput (bpd)	64,065	4,090	68,155
Fuel gross margin per barrel of throughput	$12.63	$10.29	$12.49
Total OPEX	$16,061	$9,382	$25,443
Operating expenses per barrel of throughput	$2.75	$25.21	$4.10

Six Months Ended June 30, 2024
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$43,917	$(22,310)	$21,607
Unrealized (gain) loss on hedging activities	(202)	632	430
Inventory valuation adjustments	12,890	7,117	20,007
Adjusted gross margin	$56,605	$(14,561)	$42,044
Variable production costs attributable to cost of revenues	45,322	19,029	64,351
Depreciation and amortization attributable to cost of revenues	5,518	7,865	13,383
RINs	8,242	—	8,242
Realized (gain) loss on hedging activities	2,521	(1,625)	896
Financing costs	(4,569)	217	(4,352)
Other revenues	(5,015)	(2,570)	(7,585)
Fuel gross margin	$108,624	$8,355	$116,979
Throughput (bpd)	65,911	3,591	69,502
Fuel gross margin per barrel of throughput	$9.06	$12.78	$9.25
Total OPEX	$32,002	$18,316	$50,318
Operating expenses per barrel of throughput	$2.67	$28.03	$3.98

Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations.

In thousands	Three Months Ended		Six Months Ended		Twelve Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income (loss)	$(53,845)	$(81,454)	$(71,699)	$(27,641)	$(116,031)	$38,947
Depreciation and amortization	9,738	7,658	19,028	13,156	37,182	24,541
Income tax expense (benefit)	—	(27,236)	—	(8,477)	13,774	(10,966)
Interest expense	17,725	77,536	35,408	90,013	64,961	118,008
EBITDA	$(26,381)	$(23,496)	$(17,263)	$67,051	$(114)	$170,530
Unrealized (gain) loss on hedging activities	8	3,370	453	3,115	(2,914)	(43,664)
Inventory valuation adjustments	5,757	(501)	20,007	(2,033)	28,132	25,553
Gain on change in value of derivative warrant liability	(1,680)	(9,600)	(8,338)	(415)	(15,915)	(12,760)
Stock-based compensation	430	368	861	733	2,412	1,733
(Gain) loss on sale of assets	(8)	(4,291)	684	(72,032)	686	(71,109)
Acquisition costs	—	—	—	4,308	—	7,197
Environmental clean-up reserve	—	—	—	—	—	—
Other	(512)	—	(154)	—	366	(3)
Adjusted EBITDA	$(22,386)	$(34,150)	$(3,750)	$727	$12,654	$77,477

	Three Months Ended June 30, 2024
	Mobile Refinery		Legacy Refining &	Total Refining &	Black Oil and
In thousands	Conventional	Renewable	Marketing	Marketing	Recovery	Corporate	Consolidated
Net income (loss)	$(13,046)	$(23,438)	$914	$(35,570)	$(1,405)	$(16,870)	$(53,845)
Depreciation and amortization	3,754	3,954	52	7,760	1,740	238	9,738
Income tax expense (benefit)	—	—	—	—	—	—	—
Interest expense	2,717	2,636	—	5,353	141	12,231	17,725
EBITDA	$(6,575)	$(16,848)	$966	$(22,457)	$476	$(4,401)	$(26,382)
Unrealized (gain) loss on hedging activities	353	(302)	—	51	(42)	—	9
Inventory valuation adjustments	3,233	2,524	—	5,757	—	—	5,757
Gain on change in value of derivative warrant liability	—	—	—	—	—	(1,680)	(1,680)
Stock-based compensation	—	—	—	—	—	430	430
(Gain) loss on sale of assets	—	—	—	—	—	(8)	(8)
Other	—	—	—	—	56	(568)	(512)
Adjusted EBITDA	$(2,989)	$(14,626)	$966	$(16,649)	$490	$(6,227)	$(22,386)

	Six Months Ended June 30, 2024
	Mobile Refinery		Legacy Refining &	Total Refining &	Black Oil and
In thousands	Conventional	Renewable	Marketing	Marketing	Recovery	Corporate	Consolidated
Net income (loss)	$4,492	$(45,596)	$1,354	$(39,750)	$(415)	$(31,534)	$(71,699)
Depreciation and amortization	7,084	7,907	102	15,093	3,458	477	19,028
Income tax expense (benefit)	—	—	—	—	—	—	—
Interest expense	5,172	4,928	—	10,100	237	25,071	35,408
EBITDA	$16,748	$(32,761)	$1,456	$(14,557)	$3,280	$(5,986)	$(17,263)
Unrealized (gain) loss on hedging activities	(202)	632	20	450	4	—	454
Inventory valuation adjustments	12,890	7,117	—	20,007	—	—	20,007
Gain on change in value of derivative warrant liability	—	—	—	—	—	(8,338)	(8,338)
Stock-based compensation	—	—	—	—	—	861	861
(Gain) loss on sale of assets	685	—	—	685	5	(7)	683
Other	—	—	—	—	410	(564)	(154)
Adjusted EBITDA	$30,121	$(25,012)	$1,476	$6,585	$3,699	$(14,034)	$(3,750)

	Three Months Ended June 30, 2023
In thousands	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated

Net income (loss)	$(42,116)	$(1,312)	$(43,428)	$(3,667)	$(34,359)	$(81,454)
Depreciation and amortization	6,119	272	6,391	1,100	167	7,658
Income tax expense (benefit)	—	—	—	—	(27,236)	(27,236)
Interest expense	4,529	—	4,529	28	72,979	77,536
EBITDA	$(31,468)	$(1,040)	$(32,508)	$(2,539)	$11,551	$(23,496)
Unrealized (gain) loss on hedging activities	3,762	25	3,787	(417)	—	3,370
Inventory valuation adjustments	(501)	—	(501)	—	—	(501)
Gain on change in value of derivative warrant liability	—	—	—	—	(9,600)	(9,600)
Stock-based compensation	—	—	—	—	368	368
(Gain) loss on sale of assets	—	—	—	499	(4,790)	(4,291)
Adjusted EBITDA	$(28,207)	$(1,015)	$(29,222)	$(2,457)	$(2,471)	$(34,150)

	Six Months Ended June 30, 2023
In thousands	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated

Net income (loss)	$(5,939)	$(2,437)	$(8,376)	$(1,663)	$(17,602)	$(27,641)
Depreciation and amortization	9,999	494	10,493	2,326	337	13,156
Income tax expense (benefit)	—	—	—	—	(8,477)	(8,477)
Interest expense	8,405	—	8,405	85	81,523	90,013
EBITDA	$12,465	$(1,943)	$10,522	$748	$55,781	$67,051
Unrealized (gain) loss on hedging activities	3,192	(42)	3,150	(35)	—	3,115
Inventory valuation adjustments	(2,033)	—	(2,033)	—	—	(2,033)
Gain on change in value of derivative warrant liability	—	—	—	—	(415)	(415)
Stock-based compensation	—	—	—	—	733	733
(Gain) loss on sale of assets	—	—	—	(1,156)	(70,876)	(72,032)
Acquisition costs	—	—	—	—	4,308	4,308
Adjusted EBITDA	$13,624	$(1,985)	$11,639	$(443)	$(10,469)	$727

	Three Months Ended March 31, 2024
	Mobile Refinery		Legacy Refining &	Total Refining &	Black Oil and
In thousands	Conventional	Renewable	Marketing	Marketing	Recovery	Corporate	Consolidated
Net income (loss)	$17,535	$(22,157)	$442	$(4,180)	$990	$(14,664)	$(17,854)
Depreciation and amortization	3,330	3,953	51	7,334	1,717	239	9,290
Income tax expense (benefit)	—	—	—	—	—	—	—
Interest expense	2,455	2,292	—	4,747	96	12,840	17,683
EBITDA	$23,320	$(15,912)	$493	$7,901	$2,803	$(1,585)	$9,119
Unrealized (gain) loss on hedging activities	(555)	934	20	399	46	—	445
Inventory valuation adjustments	9,657	4,592	—	14,249	—	—	14,249
Gain on change in value of derivative warrant liability	—	—	—	—	—	(6,658)	(6,658)
Stock-based compensation	—	—	—	—	—	430	430
(Gain) loss on sale of assets	685	—	—	685	5	1	691
Other	—	—	—	—	354	4	358
Adjusted EBITDA	$33,107	$(10,386)	$513	$23,234	$3,208	$(7,808)	$18,634

Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Net Leverage.

In thousands	As of
	June 30, 2024		June 30, 2023
Long-Term Debt:
Senior Convertible Note	$15,230		$15,230
Term Loan 2025	207,169		150,075
Promissory Note	4,414		—
Finance lease liability long-term	64,918		67,290
Finance lease liability short-term	2,541		2,320
Various short term note including insurance premium financing	9,500		9,995
Long-Term Debt and Lease Obligations	$303,772		$244,910
Unamortized discount and deferred financing costs	(24,548)		(33,402)
Long-Term Debt and Lease Obligations per Balance Sheet	$279,224		$211,508
Cash and Cash Equivalents	(18,763)		(48,532)
Restricted Cash	(100)		(3,603)
Total Cash and Cash Equivalents	$(18,863)		$(52,135)
Net Long-Term Debt	$284,909		$192,775
TTM Adjusted EBITDA	$12,654		$77,477
Net Leverage	22.5	x	2.5	x